EXHIBIT 5.1

345 Park Avenue New York, NY 10154-1895	Direct 212.407.4000 Main 212.407.4000 Fax 212.407.4990

May 14, 2026

GEE Group Inc.

7751 Belfort Parkway, Suite 150

Jacksonville, Florida 32256

Ladies and Gentlemen:

We have acted as securities counsel for GEE Group Inc., an Illinois corporation (the “Company”), in connection with the preparation and filing by the Company of a registration statement on Form S-3 (including the prospectus constituting part thereof (the “Prospectus”)) to which this opinion letter has been filed as an exhibit (the “Registration Statement”), relating to the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of (i) shares of common stock, no par value (the “Common Stock”), (ii) shares of preferred stock, no par value (the “Preferred Stock”), (iii) debt securities of the Company (the “Debt Securities”), (iv) warrants to purchase Common Stock, Preferred Stock and/or Debt Securities (the “Warrants”), (v) rights to purchase Common Stock or other Securities, as defined below (the “Rights”), and (vi) units comprised of one or more of the securities described in the Prospectus (the “Units”). The Common Stock, Preferred Stock, Debt Securities, Warrants, Rights and Units are collectively referred to herein as the “Securities.” The Securities being registered for sale by the Company are for a maximum aggregate offering price of $100,000,000. The Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act, at which time it is contemplated that the Prospectus included in the Registration Statement will be supplemented by one or more Prospectus Supplements.

In rendering our opinions set forth below, we have reviewed such corporate documents and records of the Company, such certificates of public officials and such other matters as we have deemed necessary or appropriate for purposes of this opinion letter. As to facts material to the opinions expressed herein, we have relied upon oral and written statements and representations of officers and other representatives of the Company. We also have assumed (a) the authenticity of all documents submitted to us as originals; (b) the conformity to the originals of all documents submitted to us as copies; (c) the genuineness of all signatures; (d) the legal capacity of natural persons; and (e) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in all of such documents.

The opinions 1 and 2 herein are limited to matters involving the Illinois Business Corporation Act and opinions 3 to 6 herein are limited to matters involving the laws of State of New York.

Los Angeles   New York   Chicago   Nashville   Washington, DC   San Francisco   Tysons   Beijing   Hong Kong   www.loeb.com

For the United States offices, a limited liability partnership including professional corporations. For Hong Kong office, a limited liability partnership

GEE Group Inc. May 14, 2026 Page 2

Based upon such examination, and subject to the further assumptions, qualifications and limitations contained herein, it is our opinion that:

1.         The Common Stock to be sold by the Company, including any Common Stock duly issued upon (i) the exchange or conversion of any shares of Preferred Stock that are exchangeable for or convertible into Common Stock, (ii) the exchange or conversion of Debt Securities that are exchangeable for or convertible into Common Stock, (iii) the exercise of any duly issued Warrants or Rights exercisable for or relating to Common Stock, or (iv) separation of any Units (to the extent such Units include Common Stock), upon issuance and delivery of certificates (or book-entry notation if uncertificated) for such Common Stock against payment therefor as set forth in the Registration Statement, Prospectus or a Prospectus Supplement will be validly issued, fully paid and non-assessable.

2.         The Preferred Stock, including any Preferred Stock duly issued upon (i) the exchange or conversion of any shares of Preferred Stock that are exchangeable for or convertible into another series of Preferred Stock, (ii) the exchange or conversion of Debt Securities that are exchangeable for or convertible into Preferred Stock, (iii) the exercise of any duly issued Warrants or Rights exercisable for or relating to Preferred Stock, or (iv) separation of any Units (to the extent such Units include Preferred Stock), upon issuance and delivery of certificates (or book-entry notation if uncertificated) for such Preferred Stock against payment therefor as set forth in the Registration Statement, Prospectus or a Prospectus Supplement, will be validly issued, fully paid and non-assessable.

3. The Debt Securities, upon issuance and delivery of certificates (or book-entry notation if uncertificated) for such Securities against payment therefor as set forth in the Registration Statement, Prospectus or a Prospectus Supplement, will constitute valid and binding obligations of the Company.

4. The Warrants, upon issuance and delivery of certificates (or book-entry notation if uncertificated) for such Securities against payment therefor as set forth in the Registration Statement, Prospectus or a Prospectus Supplement, will constitute valid and binding obligations of the Company.

5. The Rights, upon issuance and delivery of certificates (or book-entry notation if uncertificated) for  such Securities against payment therefor as set forth in the Registration Statement, Prospectus or a Prospectus Supplement, will constitute valid and legally binding obligations of the Company.

6. The Units, upon issuance and delivery of certificates (or book-entry notation if uncertificated) for such Securities again payment therefor as set forth in the Registration Statement, Prospectus or a Prospectus Supplement, will constitute valid and binding obligations of the Company.

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, shall have become effective under the Securities Act and will remain effective at the time of issuance of any Securities thereunder; (ii) a Prospectus Supplement describing each class or series of Securities offered pursuant to the Registration Statement will be timely filed with the Securities and Exchange Commission (the “Commission”); (iii) the definitive terms of each class or series of Securities shall have been established in accordance with resolutions (each, a “Board Action”) duly adopted by the Board of Directors or an authorized committee thereof) (the “Board”), the Company’s Articles of Incorporation, as amended (the “Articles”), and applicable law; (iv) the Company will issue and deliver the Securities identified in any applicable Prospectus Supplement, in each case, in the manner contemplated by the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any applicable underwriting or placement agreement; (v) the total number of shares of Common Stock and Preferred Stock issuable (including upon conversion, exchange or exercise of any other Security) will not exceed the total number of shares of Common Stock and Preferred Stock, as the case may be, that the Company is then authorized to issue under its Articles; (vi) the Board Action authorizing the Company to issue, offer and sell the Securities, at the prices set forth in the Registration Statement, Prospectus or a Prospectus Supplement, will have been adopted by the Board and will be in full force and effect at all times at which the Securities are offered or sold by the Company; and (vii) all Securities will be issued in compliance with applicable federal and state securities laws.

GEE Group Inc. May 14, 2026 Page 3

With respect to Securities consisting of Preferred Stock (or any series thereof), we have further assumed that an appropriate Statement of Resolution  establishing the designations, preferences, rights and other terms of such series of Preferred Stock being issued and delivered shall have been duly approved by the Board and filed with and accepted for record by the Secretary of State of the State of Illinois.

With respect to any Securities consisting of Debt Securities, we have further assumed that: (i) such Debt Securities shall have been issued pursuant to an indenture approved by us (individually, and as supplemented from time to time, an “Indenture”) between the Company and a trustee to be identified in the applicable Prospectus Supplement (the “Trustee”); (ii) such Indenture shall have been duly authorized, executed and delivered on behalf of the Company; (iii) such Indenture shall be governed by the laws of the State of New York; (iv) all terms of such Debt Securities not provided for in such Indenture shall have been established in accordance with the provisions of the Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by the Company and the Trustee; (v) such Debt Securities shall have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture; (vi) such Debt Securities, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (vii) such Debt Securities, as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.

To the extent that the obligations of the Company under an Indenture may be dependent on such matters, we further have assumed for purposes of this opinion that the Trustee under each Indenture (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to engage in activities contemplated by such Indenture; (iii) has duly authorized, executed and delivered such Indenture, and such Indenture constitutes the legally valid and binding obligation of such Trustee, enforceable against such Trustee in accordance with its terms; (iv) is in compliance, with respect to acting as a trustee under such Indenture, with all applicable laws and regulations; and (v) has the requisite organizational and legal power and authority to perform its obligations under such Indenture.

With respect to any Securities consisting of Warrants, we have further assumed that (i) such Warrants shall have been issued pursuant to a warrant agreement approved by us (individually, a “Warrant Agreement”) between the Company and a warrant agent to be identified in the applicable Prospectus Supplement (the “Warrant Agent”); (ii) such Warrant Agreement shall have been duly authorized, executed and delivered on behalf of the Company; (iii) such Warrant Agreement shall be governed by the laws of the State of New York; (iv) all terms of such  shall have been established in accordance with the provisions of such Warrant Agreement(s); (v) such Warrants shall have been duly executed, issued and delivered in accordance with the provisions of such Warrant Agreement(s); (vi) such Warrants and the related Warrant Agreement(s), as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (vii) such Warrants and the related Warrant Agreement(s), as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.

GEE Group Inc. May 14, 2026 Page 4

To the extent that the obligations of the Company under any Warrants or Warrant Agreement may be dependent on such matters, we further have assumed for purposes of this opinion that the Warrant Agent under each Warrant Agreement (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to engage in the activities contemplated by such Warrant Agreement; (iii) has duly authorized, executed and delivered such Warrant Agreement, and such Warrant Agreement constitutes the legally valid and binding obligation of such Warrant Agent, enforceable against such Warrant Agent in accordance with its terms; (iv) is in compliance, with respect to acting as a Warrant Agent under such Warrant Agreement, with all applicable laws and regulations; and (v) has the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement.

With respect to any Securities consisting of Rights, we have further assumed that (i) such Rights shall have been issued pursuant to a rights agreement approved by us (individually, a “Rights Agreement”) between the Company and a rights agent to be identified in the applicable Prospectus Supplement (the “Rights Agent”); (ii) such Rights and, if applicable, such Rights Agreement shall have been duly authorized, executed and delivered on behalf of the Company; (iii) such Rights and, if applicable, such Rights Agreement shall be governed by the laws of the State of New York; (iv) all terms of such Rights shall have been established in accordance with the provisions of such Rights Agreement; (v) such Rights shall have been duly executed, issued and delivered and such Rights that have been issued pursuant to a Rights Agreement have been duly executed and delivered in accordance with the provisions of such Rights Agreement; (vi) such Rights and, if applicable, the related Rights Agreement, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (vii) such Rights and, if applicable, the related Rights Agreement, as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.

To the extent that the obligations of the Company under any Rights or Rights Agreement may be dependent on such matters, we further have assumed for purposes of this opinion that the Rights Agent under each Rights Agreement (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to engage in the activities contemplated by such Rights Agreement; (iii) has duly authorized, executed and delivered such Rights Agreement, and such Rights Agreement constitutes the legally valid and binding obligation of such Rights Agent, enforceable against such Rights Agent in accordance with its terms; (iv) is in compliance, with respect to acting as a Rights Agent under such Rights Agreement, with all applicable laws and regulations; and (v) has the requisite organizational and legal power and authority to perform its obligations under such Rights Agreement.

With respect to any Securities consisting of Units, we have further assumed that: (i) such Units shall have been issued pursuant to a unit agreement approved by us (individually, a “Units Agreement”), which may be between the Company and a unit agent to be identified in the applicable prospectus supplement (a “Unit Agent”); (ii) such Unit Agreement shall have been duly authorized, executed and delivered on behalf of the Company; (iii) such Unit Agreement shall be governed by the laws of the State of New York; (iv) all terms of such Units shall have been established in accordance with the provisions of such Unit Agreement; (v) such Units shall have been duly executed, issued and delivered in accordance with the provisions of such Unit Agreement; (vi) such Units and the related Unit Agreement, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (vii) such Units and the related Unit Agreement(s), as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.

GEE Group Inc. May 14, 2026 Page 5

To the extent that the obligations of the Company under any Units or Unit Agreement may be dependent on such matters, we further have assumed for purposes of this opinion that any Unit Agent under a Unit Agreement (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to engage in the activities contemplated by such Unit Agreement; (iii) has duly authorized, executed and delivered such Unit Agreement, and such Unit Agreement constitutes the legally valid and binding obligation of such Unit Agent, enforceable against such Unit Agent in accordance with its terms; (iv) is in compliance, with respect to acting as a Unit Agent under such Unit Agreement, with all applicable laws and regulations; and (v) has the requisite organizational and legal power and authority to perform its obligations under such Unit Agreement.

The opinions set forth in paragraphs 3 through 6 above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the rights of creditors, (ii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief and other equitable remedies), regardless of whether considered in a proceeding at law or in equity, and (iii) the effect of public policy considerations that may limit the rights of the parties to obtain further remedies, and (iv) that we express no opinion regarding provisions relating to choice of law, choice of venue, jurisdiction or waivers of jury trial, or any waiver of any usury defense.

This opinion letter is rendered as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any subsequent changes in applicable law that may come to our attention, and we have assumed that no change in the facts stated or assumed herein or in applicable law after the date hereof will affect adversely our ability to render an opinion letter after the date hereof (i) containing the same legal conclusions set forth herein and (ii) subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.

We express no opinion herein as to the law of any state or jurisdiction other than the laws of the State of New York with respect to opinions 3 through 6 and the Illinois Business Corporation Act with respect to opinions 1 and 2, . We are not rendering any opinion as to compliance with any federal or state antifraud law, rule, or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S−K under the Securities Act and to the reference to our firm therein and in the Prospectus and any Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not thereby admit that this firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely yours,

/s/ Loeb & Loeb LLP

Loeb & Loeb LLP